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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  MAY 1, 1998

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     STATE OF TEXAS             0-9204                      74-1492779
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)



                              5735 PINELAND DRIVE
                                   SUITE 235
                              DALLAS, TEXAS 75231
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084


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ITEM 5.  OTHER EVENTS

MERGER AGREEMENT

         EXCO Resources, Inc. ("EXCO") entered into an Agreement and Plan of Merger (the "Merger Agreement") on May 1, 1998 with Gladstone Resources, Inc. ("Gladstone"). Gladstone is a Dallas, Texas based oil and natural gas production company with properties in Kent, Stonewall, Schleicher, Pecos and Madison Counties, Texas, and San Juan County, New Mexico. Under terms of the Merger Agreement, Gladstone shareholders will receive approximately $1.4 million, or $.33 per share, in cash. The purchase price was determined as a result of arms-length negotiations between the parties. The price was based, among other factors, upon Gladstone's proved reserves, current assets and collectibility of accounts receivable, cash flow, working capital position, and drilling prospects. The Merger Agreement provides, among other things, for the merger (the "Merger") of Gladstone with and into EXCO, with EXCO surviving the Merger (the "Surviving Corporation"). It is currently anticipated that the transaction will close during the third quarter of 1998. The transaction is subject to customary conditions to closing including review by the Securities and Exchange Commission of Gladstone's proxy materials, approval by Gladstone's board of directors and shareholders, approval by EXCO's board of directors and due diligence inspection by EXCO.

         In addition to the Merger Agreement, EXCO entered into a Stock Option Agreement dated as of May 1, 1998 with Mr. E.B. Brooks, Jr. ("Mr. Brooks") to acquire from Mr. Brooks 1,910,000 shares, or approximately 44.8%, of Gladstone's issued and outstanding common stock, no par value (the "Gladstone Common Stock"), at a price of $.33 per share. Mr. Brooks is Chairman and President of Gladstone. As of May 1, 1998, EXCO also entered into three Shareholder Agreements whereby Deborah Brooks Garrett, Rebecca B. Feldt and Carol Brady, have agreed (i) to vote their shares in favor of the Merger, (ii) to vote their shares against any action that would impede or interfere with the Merger and
(iii) not to sell or transfer their shares. Each of these shareholders owns 351,000 shares or approximately 8.3% of Gladstone Common Stock.

PARTIES TO THE MERGER

         EXCO. EXCO is an independent oil and natural gas company founded in 1955. EXCO is a Texas corporation principally engaged in the acquisition and exploitation of oil and natural gas properties. Its existing properties are primarily located in Texas and Louisiana. The principal executive offices of EXCO are located at 5735 Pineland Drive, Suite 235, Dallas, Texas 75231, and the telephone number at that address is (214) 368-2084.

         Gladstone. Gladstone, a corporation organized in 1916 under the name Gladstone Mountain Mining Company, is currently based in Dallas, Texas and incorporated in the State of Washington. This independent energy company is principally engaged in the ownership and operation of various oil and natural gas leases located in Kent, Stonewall, Schleicher, Pecos and Madison Counties, Texas, and San Juan County, New Mexico. The principal executive offices of Gladstone are located at 5646 Milton, Suite 210, Dallas, Texas 75206, and the telephone number at that address is (214) 363-3432.

CERTAIN TERMS OF THE MERGER

         Effects of Merger. Gladstone will be merged with and into EXCO, with EXCO as the Surviving Corporation. Pursuant to and subject to the terms and conditions of the Merger Agreement, at the Effective Time (defined below), all then-outstanding shares of Gladstone


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Common Stock (other than (A) shares of Gladstone Common Stock held in the treasury of Gladstone or owned by any subsidiary of Gladstone, all of which will be canceled without payment of any consideration, and (B) shares of Gladstone Common Stock held by shareholders who perfect their appraisal rights under Chapter 23B.13 of the Washington Business Corporation Act ("WBCA")) will be converted into the right to receive, in cash, $.33 per share of Gladstone Common Stock, without interest.

         The Merger shall have the effects set forth in Section 5.06 of the Texas Business Corporation Act ("TBCA"). The corporate existence of EXCO, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Texas and shall succeed to all rights, assets, liabilities, properties, privileges, powers, franchises and obligations of Gladstone in accordance with Texas law.

         Effective Time of the Merger. The Effective Time of the Merger (the "Effective Time") will be the date and time when properly executed articles of merger, in such forms as are required by the TBCA and the WBCA, are duly filed with the Secretaries of State of the States of Texas and Washington, or at such later time as the parties to the Merger Agreement designate in such filings as the Effective Time. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions to consummation of the Merger set forth in the Merger Agreement, such filings will be made as promptly as practicable after the Merger Agreement has been approved by Gladstone's shareholders.

         Conditions of the Merger. The respective obligations of Gladstone and EXCO to effect the Merger are subject to the satisfaction, or waiver if applicable, at or prior to the Effective Time, of various conditions, including, among other things, (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the holders of Gladstone Common Stock; and (ii) the absence of any pending action, proceeding or investigation brought by any person or entity before any governmental entity challenging, affecting or seeking material damages in connection with the transactions contemplated by the Merger Agreement. Furthermore, EXCO has additional conditions to its obligation to consummate the Merger. Among the conditions to EXCO consummating the Merger are that (i) Gladstone shall have performed its agreements contained in the Merger Agreement and the representations and warranties of Gladstone contained in the Merger Agreement shall be true and correct; (ii) at the Effective Time, Gladstone meets a minimum net working capital (current assets less current liabilities) test related to the cost of drilling four wells described in the Merger Agreement; and (iii) the number of shares of Gladstone Common Stock held by shareholders dissenting in accordance with Chapter 23B.13 of the WBCA shall not exceed 10% of the outstanding shares of Gladstone Common Stock. Accordingly, although the holders of Gladstone Common Stock may approve and adopt the Merger Agreement and the Merger at the Special Meeting, there can be no assurance that the Merger will be consummated if any of the foregoing conditions have not yet been satisfied.

         Dissenting Shares. Under Chapter 23B.13 of the WBCA, holders of Gladstone Common Stock have the right to dissent from the Merger and, subject to certain conditions, to receive payment of the "fair value" of their shares of Gladstone Common Stock, as provided in Sections 23B.13.010 through 23B.13.310 of the WBCA in lieu of accepting the payment to be made pursuant to the Merger. If any shareholder fails to perfect or withdraws or loses the





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right to dissent, such shareholder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger consideration.

         Termination. Under certain conditions, the Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of the Merger Agreement by the shareholders of Gladstone. In the event of the termination of the Merger Agreement, there will be no obligation or liability on the part of any party thereto, except as expressly provided for in the Merger Agreement; provided, however, that no termination pursuant to the termination provisions will relieve any party from liability for any breach of the Merger Agreement.

         Business of Gladstone. Gladstone has agreed that during the period from the date of the Merger Agreement to the Effective Time, except as otherwise contemplated by the Merger Agreement or unless EXCO otherwise consents in writing, Gladstone will conduct its operations in the ordinary course of business, consistent with the past practices. In addition, unless EXCO consents in writing or except as otherwise permitted pursuant to the Merger Agreement, prior to the Effective Time, Gladstone is not permitted to engage in certain actions specified in the Merger Agreement.

OBLIGATIONS OF EXCO

         EXCO has agreed to use its reasonable best efforts to refrain from taking any action that would, or reasonably might be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect as of the Effective Time, or in any of the conditions to the Merger not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of EXCO to obtain any of the regulatory approvals required to consummate the Merger, as contemplated hereby.

OBLIGATIONS OF GLADSTONE AND EXCO

         Each of Gladstone and EXCO has agreed to use its reasonable best efforts to refrain from taking any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect as of the Effective Time, or in any of the conditions to the Merger not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of Gladstone or EXCO to obtain any of the regulatory approvals required to consummate the Merger.

NO SOLICITATION OF OTHER BIDS

         Prior to the Effective Time, Gladstone has agreed not to, and has agreed not to authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any proposal or offer to acquire all or substantially all of the business of Gladstone, or all or substantially all of the capital stock of Gladstone, whether by merger, purchase of assets, tender offer,





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exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof or agree to endorse or recommend any such transactions or enter into an agreement relating to any such transactions; unless Gladstone's board of directors determines in good faith, based upon the advice of counsel to Gladstone given to Gladstone's board of directors, that there is a significant risk that the failure to negotiate with the potential acquiror could constitute a breach of such board's fiduciary duty to Gladstone's shareholders.

SOURCES AND AMOUNTS OF FUNDS

         The total amount of funds required by EXCO to acquire all of the then-outstanding shares of capital stock of Gladstone is estimated to be approximately $1.4 million. The actual amount payable will depend, in part, on the number of shares of Gladstone Common Stock outstanding at the Effective Time and entitled to receive the Merger consideration. EXCO expects to fund this acquisition through (i) proceeds from a common stock rights offering, if the rights offering is completed before the Effective Time or (ii) funds from a credit facility with NationsBank of Texas, N.A., if the rights offering is not completed before the Effective Time. The obligation of EXCO to consummate the Merger under the Merger Agreement is not subject to a condition that any financing be available to EXCO.

OPERATION AND MANAGEMENT OF SURVIVING CORPORATION AFTER THE MERGER

         The Surviving Corporation is expected to continue to manage and operate Gladstone's business and properties substantially as before the Merger.

         The directors of the Surviving Corporation will be the current directors of EXCO, namely: Douglas H. Miller, T.W. Eubank, J. Douglas Ramsey,
T. Boone Pickens, Earl E. Ellis, J. Michael Muckleroy and Stephen F. Smith. The officers of the Surviving Corporation will be the current officers of EXCO.

         If the Merger is consummated, trading of Gladstone Common Stock will cease and the registration of Gladstone Common Stock under the Exchange Act is expected to be terminated.

CERTAIN FEDERAL INCOME TAX REQUIREMENTS

         The receipt of cash for shares of Gladstone Common Stock pursuant to the Merger or pursuant to the exercise of appraisal rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. For United States federal income tax purposes, in general, a shareholder who receives cash for shares of Gladstone Common Stock pursuant to the Merger will recognize a gain or loss equal to the difference between the shareholder's tax basis for the shares of Gladstone Common Stock converted into the right to receive cash in such transaction and the amount of cash received in exchange therefor. Assuming that the shares of Gladstone Common Stock constitute capital assets in the hands of the shareholder, such gain or loss will be a long-term capital gain or loss if, as of the date of disposition, such shares of Gladstone Common Stock have been held for more than eighteen months.





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ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements of Businesses Acquired.

                          The financial statements of Gladstone Resources, Inc.
                 are incorporated by reference from the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (b)     Pro Forma Financial Information.

                          The ProForma financial statements for Gladstone
                 Resources, Inc. entitled "ProForma Combined Condensed Financial Statements" and the Notes thereto found in File No. 333-49135, Pre-Effective Amendment No. 1 to Form S-3 on Form S-2 are hereby incorporated by reference.

         (c)     Exhibits.  The following exhibits are included herein:

                 2.1 Agreement and Plan of Merger dated May 1, 1998, between EXCO Resources, Inc., and Gladstone Resources, Inc., incorporated by reference from the
                          Schedule 13D dated May 13, 1998, filed by EXCO in respect of EXCO's acquisition of beneficial ownership of shares of common stock of Gladstone Resources, Inc.

                 2.2 Stock Option Agreement dated May 1, 1998, among EXCO Resources, Inc., on the one hand, and Mr. E.B. Brooks, Jr., on the other, incorporated by reference from the Schedule 13D dated May 13, 1998, filed by EXCO in respect of EXCO's acquisition of beneficial ownership of shares of common stock of Gladstone Resources, Inc.

                 99.1 Shareholder Agreement dated May 1, 1998, among EXCO Resources, Inc., on the one hand, and Ms. Rebecca B. Feldt, on the other, incorporated by reference from the Schedule 13D dated May 13, 1998, filed by EXCO in respect of EXCO's acquisition of beneficial ownership of shares of common stock of Gladstone Resources, Inc.

                 99.2 Shareholder Agreement dated May 1, 1998, among EXCO Resources, Inc., on the one hand, and Ms. Carol Brady, on the other, incorporated by reference from the Schedule 13D dated May 13, 1998, filed by EXCO in respect of EXCO's acquisition of beneficial ownership of shares of common stock of Gladstone Resources, Inc.

                 99.3 Shareholder Agreement dated May 1, 1998, among EXCO Resources, Inc., on the one hand, and Ms. Deborah Brooks Garrett, on the other, incorporated by reference from the Schedule 13D dated May 13, 1998, filed by EXCO in respect of EXCO's acquisition of beneficial ownership of shares of common stock of Gladstone Resources, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EXCO RESOURCES, INC.


                                        By: /s/ J. DOUGLAS RAMSEY
                                           -----------------------------------
                                        Name:   J. Douglas Ramsey
                                        Title:  Chief Financial Officer

Dated: June 2, 1998





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